EXHIBIT 10.131. Certain identified information has been excluded from this exhibit because it is immaterial and would be competitively harmful if publicly disclosed. Information that has been omitted is indicated with brackets.

WORKING LAYER CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

EFFECTIVE: JUNE 1, 2022

ISSUED TO

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY
TAMPA, FLORIDA

Including any and/or all companies that are or may hereafter become affiliated therewith

WORKING LAYER CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT

TABLE OF CONTENTS

ARTICLE 1

BUSINESS COVERED 1

ARTICLE 2

TERM 1

ARTICLE 3

SPECIAL TERMINATION 2

ARTICLE 4

TERRITORY 3

ARTICLE 5

EXCLUSIONS 3

ARTICLE 6

RETENTION AND LIMIT 5

ARTICLE 7

REINSURANCE PREMIUM 6

ARTICLE 8

EXPOSURE CAP 7

ARTICLE 9

EXPERIENCE ACCOUNT 7

ARTICLE 10

COMMUTATION AND PROFIT COMMISSION 7

ARTICLE 11

REPORTS 8

ARTICLE 12

DEFINITIONS 9

ARTICLE 13

LOSS OCCURRENCE DEFINITION 11

ARTICLE 14

ACCESS TO RECORDS 14

ARTICLE 15

ARBITRATION 14

ARTICLE 16

CONFIDENTIATILITY 15

ARTICLE 17

CURRENCY 16

ARTICLE 18

ENTIRE AGREEMENT 16

ARTICLE 19

ERRORS AND OMISSIONS 17

ARTICLE 20

FEDERAL EXCISE TAX 17

ARTICLE 21

GOVERNING LAW 17

ARTICLE 22

INSOLVENCY 17

ARTICLE 23

LATE PAYMENTS 18

ARTICLE 24

LIABILITY OF THE REINSURER 19

ARTICLE 25

LOSS NOTICES AND SETTLEMENTS 20

ARTICLE 26

NO ASSIGNMENT 20

ARTICLE 27

NON-WAIVER 20

ARTICLE 28

NOTICES AND AGREEMENT EXECUTION 21

ARTICLE 29

OFFSET 21

ARTICLE 30

OTHER REINSURANCE 21

ARTICLE 31

SALVAGE AND SUBROGATION 22

ARTICLE 32

SERVICE OF SUIT 22

ARTICLE 33

SEVERABILITY 23

ARTICLE 34

TAXES 23

ARTICLE 35

THIRD PARTY RIGHTS 23

ARTICLE 36

COMMUNICATIONS 23

ATTACHMENTS

Nuclear Incident Exclusion Clause - Physical Damage – Reinsurance U.S.A. Sanction Limitation And Exclusion Clause

WORKING LAYER CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT (hereinafter called the “Contract”)

EFFECTIVE: JUNE 1, 2022
issued to

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY

Tampa, Florida

Including any and/or all companies that are or may hereafter become affiliated therewith (collectively the “Reinsured”)

by

THE SUBSCRIBING REINSURER(S) SPECIFIED IN THE INTERESTS AND LIABLITIES AGREEMENT

ATTACHED TO THIS CONTRACT

(hereinafter called, with other participants, the “Reinsurer”)

ARTICLE 1

BUSINESS COVERED

This Contract is to indemnify the Reinsured in respect of its net excess liability as a result of any loss or losses which may occur during the Term of this Contract under any policies, contracts and binders of insurance or reinsurance (hereinafter called “Policy” or "Policies") not covered by the Reinsured's flood contract, in force at the effective date hereof or issued or renewed on or after that date, covering direct and assumed business classified by the Reinsured as the property perils of Homeowners, Condominium Owners, Renters, Business Owner Policy and Dwelling, subject to the terms, conditions and limitations hereinafter set forth.

ARTICLE 2

TERM

A. This Contract shall take effect at 12:01 a.m., Standard Time, June 1, 2022, and, unless terminated prior to that time and date as provided in the Special Termination Article, or as provided in paragraph C below, shall remain in effect until 12:01 a.m., Standard Time, June 1, 2025, applying to Loss Occurrences commencing during the term of this Contract. For purposes of this Contract, “Standard Time” shall mean the time as described in the original Policy.

B. The Term shall be divided into three Contract Years as follows:

1.
“Contract Year 1” incepting at 12:01 a.m., Standard Time, June 1, 2022, and shall remain in effect until 12:01 a.m., Standard Time, June 1, 2023.

2.
“Contract Year 2” incepting at 12:01 a.m., Standard Time, June 1, 2023, and shall remain in effect until 12:01 a.m., Standard Time, June 1, 2024.
3.
“Contract Year 3” incepting at 12:01 a.m., Standard Time, June 1, 2024, and shall remain in effect until 12:01 a.m., Standard Time, June 1, 2025.

In the event this Contract is terminated or commuted, the final Contract Year shall be from the beginning of the then current Contract Year through the effective date of termination or commutation.

C. Provided the Experience Account Balance is positive, the Reinsured shall have the option to commute this Contract with 60 days prior notice to the inception of Contract Year 2 or Contract Year 3. Should this option be elected by the Reinsured, the provisions of the Commutation and Profit Commission Article shall apply.

ARTICLE 3

SPECIAL TERMINATION

1. The Reinsured may terminate this Contract at the end of any Contract Year by giving written notice to the Reinsurer at least 30 days prior to the end of such Contract Year, in the event any of the following circumstances occur:

a.
The Florida Office of Insurance Regulation or other legal authority has ordered the Reinsurer to cease writing business; or
b.
The Reinsurer's A.M. Best's rating has been assigned or downgraded below A-and/or its Standard & Poor's rating has been assigned or downgraded below BBB+; or
c.
The Reinsurer has become insolvent or has been placed into liquidation, receivership, supervision, administration, winding-up or under a scheme of arrangement or similar proceedings (whether voluntary or involuntary), or proceedings have been instituted against the Reinsurer for the appointment of a receiver, liquidator, rehabilitator, supervisor, administrator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations.

2. The Reinsurer may immediately terminate this Contract by giving 10 days written notice to the Reinsured in the event the Reinsured fails to remit any premium installment payment due in accordance with the provisions of the Premium Article. Should the Reinsured remit payment during this notice period, the Reinsurer shall lose the right to terminate.

3. The Reinsurer may terminate this Contract at the end of any Contract Year by giving written notice to the Reinsured in the event any of the following circumstances occur:

a.
The Reinsured has become insolvent or has been placed into liquidation, receivership, supervision, administration, winding-up or under a scheme of arrangement or similar proceedings (whether voluntary or involuntary), or proceedings have been instituted against the Reinsured for the appointment of a receiver, liquidator, rehabilitator, supervisor, administrator, conservator or trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations; or
b.
A change of control and/or sale of the Reinsured.

ARTICLE 4

TERRITORY

The liability of the Reinsurer shall be limited to losses under Policies covering property located within the territorial limits of the State of Florida; but this limitation shall not apply to moveable property if the Reinsured's Policies provide coverage when said moveable property is outside the aforementioned territorial limits.

ARTICLE 5

EXCLUSIONS

1. This Contract does not apply to and specifically excludes the following:

a.
All excess of loss reinsurance assumed by the Reinsured.
b.
Reinsurance assumed by the Reinsured under obligatory reinsurance agreements, except intercompany reinsurance between the Reinsured and its affiliates and agency reinsurance where the policies involved are to be re-underwritten in accordance with the underwriting standards of the Reinsured and reissued as policies of the Reinsured at the next anniversary or expiration date.
c.
Financial guarantee and insolvency.
d.
Insurance policies classified by the Reinsured as Accident and Health, Fidelity and Surety, Boiler and Machinery, Workers' Compensation, and Credit business.
e.
Flood and/or earthquake when written as such for standalone policies where flood and/or earthquake is the only named peril.

f.
Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Physical Damage -Reinsurance U.S.A." attached to and forming part of this Contract.
g.
Loss or damage caused by or resulting from war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority, but this exclusion shall not apply to loss or damage covered under a standard policy with a standard War Exclusion Clause.
h.
Loss or liability from any Pool, Association or Syndicate and any assessment or similar demand for payment related to the Florida Hurricane Catastrophe Fund or Citizens Property Insurance Corporation.
i.
All liability of the Reinsured arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Reinsured of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.
j.
Loss and/or damage and/or costs and/or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke. Nevertheless, this exclusion does not preclude payment of the cost of removing debris of property damaged by a loss otherwise covered hereunder, subject always to a limit of 25% of the Reinsured's property loss under the applicable original policy.
k.
Loss, damage, cost or expense arising out of an act of terrorism involving the use of any biological, chemical, nuclear or radioactive agent, material, device or weapon.
l.
All liability arising out of mold, spores and/or fungus, but this exclusion shall not apply to those losses which follow as a direct result of a loss caused by a peril otherwise covered hereunder.
m.
This Contract excludes from both the retention and limit hereof (and reinsurer will not reimburse reinsured in respect of) coverage in respect of any claim, loss, expense or liability of any kind whatsoever arising from, relating to or to the extent contributed to, by any bacterial, viral, microbial or biological infection causing, anticipated to cause or having been caused by, any mass infection, epidemic or pandemic event(s) or loss(es), including but not limited to the COVID-19 virus. This absolute exclusion shall apply regardless of whether any reinsured policy(ies) or contract(s) provide(s) coverage in respect of such an exposure, or is construed, ordered or regulated to provide coverage in respect of such an exposure.
n.
Notwithstanding any provision to the contrary within this Contract or any endorsement thereto, it is understood and agreed as follows:

i.
This Contract excludes any and all liability for any losses arising out of, caused by, occasioned by or resulting from loss of, alteration of, unauthorized access to, unauthorized use of, or damage to, or a reduction in the functionality, availability or operation of, or a failure in the security of a computer system, hardware, program, software, data, information repository, microchip, integrated circuit or similar device in computer equipment or non-computer equipment (hereinafter, “Information Technology”);
ii.
provided, however, any loss (that would otherwise be covered hereunder in the absence of this exclusion) directly resulting from one or more Non-Cyber Perils will not be excluded by Paragraph (i).
iii.
“Non-Cyber Perils” means avalanche, fire, water damage, sprinkler leakage, landslide, landslip, looting, mudslide, lightning, explosion, aircraft or vehicle impact, falling objects, windstorm, hail, tornado, cyclone, hurricane, earthquake, volcano, tsunami, flood, rain, storm surge, liquefaction, volcanic eruption, solar flares, winter storm, freeze or weight of snow, riot, strike, collapse or earth movement.

2. The Reinsured may submit to the Reinsurer, for special acceptance hereunder, business not covered by this Contract. If said business is accepted by the Reinsurer, it will be subject to the terms of this Contract, except as such terms are modified by such acceptance. Any special acceptance business covered under the reinsurance agreement being replaced by this Contract will be automatically covered hereunder. Further, in the event a Reinsurer becomes a party to this Contract subsequent to the special acceptance of any business not normally covered hereunder, the Reinsurer shall automatically accept the same as being a part of this Contract.

ARTICLE 6

RETENTION AND LIMIT

A.
Layer 1 Section A: The Reinsurer shall be liable in respect of each Loss Occurrence for the Ultimate Net Loss over and above the initial Ultimate Net Loss of [ ] each Loss Occurrence, subject to a limit of liability to the Reinsurer of [ ] each Loss Occurrence. In no event shall the Reinsurer’s liability hereunder exceed [ ] for all Loss Occurrences commencing during each Contract Year for Section A Layer 1.
B.
Layer 1 Section B: In the event that the coverage afforded under Section A is exhausted during any Contract Year due to a prior Loss Occurrence, the Reinsurer shall be liable in respect of each Loss Occurrence for the Ultimate Net Loss over and above the initial Ultimate Net Loss of [ ] each Loss Occurrence, subject to a limit of liability to the Reinsurer of [ ] each Loss Occurrence. In no event shall the Reinsurer’s liability hereunder exceed [ ] for all Loss Occurrences subject to this Section B commencing during the Term of this Contract.
C.
The Reinsurer’s aggregate liability shall not exceed [ ] for all Loss Occurrences commencing during each Contract Year for Layer 1.
D.
In no event shall the Reinsurer’s aggregate liability hereunder exceed [ ] for all Loss Occurrences commencing during the Term of this Contract for Layer 1.
E.
Layer 2 Section A: The Reinsurer shall be liable in respect of each Loss Occurrence for the Ultimate Net Loss over and above the initial Ultimate Net Loss of [ ] each Loss Occurrence, subject to a limit of liability to the Reinsurer of [ ] each Loss Occurrence. In no event shall the Reinsurer’s liability hereunder exceed [ ] for all Loss Occurrences commencing during each Contract Year for Section A Layer 2.
F.
Layer 2 Section B: In the event that the coverage afforded under Section A is exhausted during any Contract Year by a prior Loss Occurrence, the Reinsurer shall be liable in respect of each Loss Occurrence for the Ultimate Net Loss over and above the initial Ultimate Net Loss of [ ] each Loss Occurrence, subject to a limit of liability to the Reinsurer of [ ] each Loss Occurrence. In no event shall the Reinsurer’s liability hereunder exceed [ ] for all Loss Occurrences subject to this Section B commencing during the Term of this Contract.
G.
The Reinsurer’s aggregate liability shall not exceed [ ] for all Loss Occurrences commencing during each Contract Year for Layer 2.
H.
In no event shall the Reinsurer’s aggregate liability hereunder exceed [ ] for all Loss Occurrences commencing during the Term of this Contract for Layer 2.
I.
The Reinsurer’s maximum aggregate liability hereunder for all Loss Occurrences during the Term of this Contract for both Layers 1 and 2 shall be limited to [ ].

J.
Notwithstanding the provisions above, no Loss Occurrence shall be covered hereunder unless it involves two or more risks subject to this Contract. The Reinsured shall be the sole judge of what constitutes one risk for purposes of this Contract.

ARTICLE 7

REINSURANCE PREMIUM

1.
For each Contract Year covered hereunder, the Reinsured shall pay the Reinsurer the Annual Deposit Premium for the Contract Year at inception of such Contract Year, which shall be fully earned at inception. “Annual Deposit Premium” shall be [ ] and is payable on June 1 of each Contract Year. The Annual Deposit Premium is inclusive of the Reinsurer’s Annual Margin. With respect to Contract Year 1, premium shall be due and payable in full on later of June 15, 2022 or within 3 days of the execution of this Contract.

2.
“Reinsurer’s Annual Margin” shall be [ ] for each Contract Year. The Reinsurer’s Annual Margin shall be non-refundable and fully earned at inception of each Contract Year.

3.
In the event the Reinsured provides notice of commutation in accordance with the Term Article, any future Annual Deposit Premium and Reinsurer’s Annual Margin payments shall not be due. In the event the Reinsured rescinds its notice of commutation 60 days prior to the end of that Contract Year, any Annual Deposit Premium and Reinsurer’s Annual Margin that would have been due if not for the commutation notice shall be due and payable in accordance with paragraphs 1 and 2 above, and all future Annual Deposit Premiums and Reinsurer’s Annual Margins will be due when they would have been due if not for the commutation notice. The recission of the notice of commutation shall not be effective unless the Annual Deposit Premium for the next Contract Year is paid in in full.

ARTICLE 8

EXPOSURE CAP

A.
For each Contract Year covered hereunder, the Total Insured Value subject to the terms, conditions and limitations of this Contract shall be no more than [ ] in total (the Overall Exposure Cap) and no more than [ ] for the southern Florida counties of Dade, Broward, Monroe, Palm Beach, Hendry, Lee & Collier (the “Southern Exposure Cap” and collectively with the Overall Exposure Cap, the “Exposure Cap”).

B.
In the event the Reinsured’s Total Insured Value is greater than either the Overall Exposure Cap or the Southern Exposure Cap during the Contract Year, the Reinsured will exclude its most recent Policies from coverage under this Contract until the Reinsured’s Total Insured Value equals or is less than the applicable Exposure Cap. If the Total Insured Value ever exceeds either Exposure Cap, then the Reinsured shall immediately notify the Reinsurer and, within 10 days, provide the Reinsurer with a bordereau of all Policies, which shall specify which Policies are excluded and which Policies are included hereunder as a result of the applicable Exposure Cap. Thereafter, the Reinsured shall update such bordereau on a monthly basis until such time as the Total Insured Value for all Policies falls below the applicable Exposure Cap.
C.
“Total Insured Value” means the Reinsured’s aggregate sum of limits on all of the Company’s Policies with wind exposure for business covered hereunder regardless of geographic location.
D.
Within 30 days after the end of each Contract Quarter, the Reinsured shall provide the Reinsurer with an exposure report inclusive of in-force Total Insured Value for the overall portfolio and by county.

ARTICLE 9

EXPERIENCE ACCOUNT

1.
The Reinsurer shall establish a notional Experience Account for the benefit of the Reinsured equal to the following:
a.
Cumulative Annual Deposit Premium; less
b.
Reinsurer’s Annual Margin for each Contract Year; less
c.
Cumulative net losses paid under this Contract; less
d.
Outstanding reserves as of the date of termination for unpaid Ultimate Net Loss ceded to this Contract.
2.
If the balance of the Experience Account is positive, the Reinsurer shall pay the Reinsured an amount equal to [ ] of the balance upon termination of this Contract if the Reinsured elects to commute pursuant to Article 10 Commutation and Profit Commission.

ARTICLE 10

COMMUTATION AND PROFIT COMMISSION

A.
Commutation of this Contract in its entirety may be elected by the Reinsured, at its sole option, as of May 31, 2023, provided the Experience Account Balance (as defined in Article 11 Reports) is positive. If the Reinsured elects commutation, the Reinsured shall receive a Profit Commission equal to [ ] of the Experience Account Balance, which shall serve as the commutation amount. At May 31, 2023, the Reinsured may commute this Contract and may enter into negotiations with the Reinsurer for another three-year term contract, effective June 1, 2023, at terms and conditions to be mutually agreed between the Reinsured and the Reinsurer.
B.
If this Contract is not commuted at May 31, 2023, then, at the end of each subsequent Contract Year thereafter, if the Experience Account Balance is zero or positive, the Reinsured may commute this Contract, at its sole option, and receive a Profit Commission equal to [ ] of the Experience Account Balance as of the effective date of commutation.
C.
Payment by the Reinsurer of the commutation amount determined in accordance with this Article shall constitute a complete and final release of both parties in respect of liability arising from this Contract, without the need for execution and delivery of any further documentation.

ARTICLE 11

REPORTS

1.
Within 45 days after the end of each Contract Quarter (the “Settlement Date”), the Reinsured shall report to the Reinsurer the Reinsured’s estimate of Ultimate Net Loss under this Contract. The loss report shall include:
1.
Paid Ultimate Net Loss for the Contract Quarter and on a cumulative basis from the effective date of this Contract through the end of that Contract Quarter.
2.
The Reinsured’s most recent calculation of outstanding Ultimate Net Loss for each Loss Occurrence, as of the end of that Contract Quarter.
3.
The amount of ceded Ultimate Net Loss paid during the previous Contract Quarter and the amount of such paid Ultimate Net Loss due to be reimbursed by the Reinsurer on the Settlement Date immediately following such Contract Quarter.

2. Within 45 days after the end of each Contract Quarter, the Reinsured shall also furnish to the Reinsurer a statement of the Experience Account Balance as of the end of such Contract Quarter, such statements subject to the review and approval of the Reinsurer. The Experience Account Balance shall be calculated as of inception and as of each Settlement Date for the immediately preceding Contract Quarter as follows:

1. The Experience Account Balance at the inception of this Contract shall equal:

a.
The Annual Deposit Premium due the Reinsurer on the effective date of this Contract; less
b.
the Reinsurer’s Annual Margin for Contract Year 1.

2. On each subsequent Settlement Date, the Experience Account Balance shall equal:

a.
the Experience Account Balance as of the immediately preceding Settlement Date (or at inception, as respects the first Settlement Date); plus
b.
the Annual Deposit Premium due during the Contract Year; less
c.
the Reinsurer’s Annual Margin due during the Contract Quarter, if any; less
d.
the Ultimate Net Loss paid for the Contract Quarter.

3. The Reinsured shall also periodically update and furnish to the Reinsurer such other reports, experience account statements, aggregates or information as may be reasonably required by the Reinsurer and reasonably available to the Reinsured.

ARTICLE 12

DEFINITIONS

ULTIMATE NET LOSS

The term "Ultimate Net Loss" as used herein shall be defined as the sum or sums (including Loss in Excess of Policy Limits, Extra Contractual Obligations and Loss Adjustment Expense, as hereinafter defined) paid or payable by the Reinsured in settlement of claims and in satisfaction of judgments rendered on account of such claims after deduction of all salvage, all recoveries, and all claims on inuring insurance or reinsurance, whether collectible or not. Nothing herein shall be construed to mean that losses under this Contract are not recoverable until the Reinsured's Ultimate Net Loss has been ascertained. Ultimate Net Loss shall be calculated net of any inuring reinsurance, whether collectible or not.

LOSS IN EXCESS OF POLICY LIMITS AND EXTRA CONTRACTUAL OBLIGATIONS

The terms "Loss in Excess of Policy Limits" and "Extra Contractual Obligations" as used herein shall be defined as follows:

a.
"Loss in Excess of Policy Limits" shall mean 100% of any amount paid or payable by the Reinsured in excess of its Policy limits, but otherwise within the terms of its Policy, such loss in excess of the Reinsured's Policy limits having been incurred because of, but not limited to, failure by the Reinsured to settle within the Policy limits or by reason of the Reinsured's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action.
b.
"Extra Contractual Obligations" shall mean 100% of any punitive, exemplary, compensatory or consequential damages paid or payable by the Reinsured, not covered by any other provision of this Contract and which arise from the handling of any claim on business subject to this Contract, such liabilities arising because of, but not limited to, failure by the Reinsured to settle within the Policy limits or by reason of the Reinsured's alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of an action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such an action. An Extra Contractual Obligation shall be deemed, in all circumstances, to have occurred on the same date as the loss covered or alleged to be covered under the Policy.

Notwithstanding anything stated herein, this Contract shall not apply to any Loss in Excess of Policy Limits or any Extra Contractual Obligation incurred by the Reinsured as a result of any fraudulent and/or criminal act by any officer or director of the Reinsured acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

Further, any Loss in Excess of Policy Limits and/or Extra Contractual Obligations that are made in connection with this Contract shall not exceed 25% of the contractual loss under all Policies involved in the Loss Occurrence as respects each excess layer hereunder.

LOSS ADJUSTMENT EXPENSE

The term "Loss Adjustment Expense" as used herein shall be defined as expenses assignable to the investigation, appraisal, adjustment, settlement, litigation, defense, and/or appeal of claims, regardless of how such expenses are classified for statutory reporting purposes. Loss Adjustment Expense shall include, but not be limited to, interest on judgments, expenses of outside adjusters, expenses and a pro rata share of salaries of the Reinsured's field employees and expenses of other employees of the Reinsured who have been temporarily diverted from their normal and customary duties and assigned to the adjustment of losses covered by this Contract, expenses of the Reinsured's officials incurred in connection with losses covered by this Contract, and Declaratory Judgment Expenses or other legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto. Loss Adjustment Expense shall not include normal office expenses or salaries of the Reinsured's employees or officials.

DECLARATORY JUDGMENT EXPENSE

The term "Declaratory Judgment Expense" as used herein shall be defined as the Reinsured's own costs and legal expense incurred in direct connection with declaratory judgment actions brought to determine the Reinsured's defense and/or indemnification obligations that are assignable to specific claims arising out of Policies reinsured by this Contract, regardless of whether the declaratory judgment action is successful or unsuccessful. Any Declaratory Judgment Expense shall be deemed to have been fully incurred by the Reinsured on the same date as the original loss (if any) giving rise to the action.

CONTRACT YEAR

“Contract Year” as used herein shall be defined as the period from 12:00:01 a.m., Eastern Time, June 1, 2022, through 11:59:59 p.m., Eastern Time, May 31, 2023, and each subsequent 12-month period thereafter that this Contract continues in force. However, if this Contract is terminated or commuted, the final Contract Year shall be from the beginning of the then current Contract Year to the effective time and date of termination or commutation.

TERM OF THIS CONTRACT

"Term of this Contract" as used herein shall be defined as the period from 12:00:01 a.m., Eastern Time, June 1, 2022, through 11:59:59 p.m., Eastern Time, May 31, 2025. However, if this Contract is terminated, Term of this Contract as used herein shall mean the period from 12:00:01 a.m., Eastern Time, June 1, 2021 to the effective time and date of termination.

CONTRACT QUARTER

“Contract Quarter” means each of the three-month period commencing June 1, September 1, December 1 and March 1 during the Term of this Contract or thereafter. In the event this Contract is terminated, the final “Contract Quarter” shall be from the beginning of the then current “Contract Quarter” through the effective date of termination or commutation.

SETTLEMENT DATES

“Settlement Dates” shall be the first business day on or after 45 days following the end of each Contract Quarter or within 10 business days after the Reinsurer has received the Reinsured reports under the Reports Article, whichever is later.

ARTICLE 13

LOSS OCCURRENCE DEFINITION

LOSS OCCURRENCE

1. “LOSS OCCURRENCE” MEANS THE SUM OF ALL INDIVIDUAL LOSSES DIRECTLY OCCASIONED BY ANY ONE DISASTER, ACCIDENT OR LOSS OR SERIES OF DISASTERS, ACCIDENTS OR LOSSES ARISING OUT OF ONE EVENT. HOWEVER, THE DURATION AND EXTENT OF ANY ONE “LOSS OCCURRENCE” SHALL BE LIMITED TO ALL INDIVIDUAL LOSSES SUSTAINED BY THE COMPANY OCCURRING DURING ANY PERIOD OF 168 CONSECUTIVE HOURS ARISING OUT OF AND DIRECTLY OCCASIONED BY THE SAME EVENT EXCEPT THAT THE TERM “LOSS OCCURRENCE” SHALL BE FURTHER DEFINED AS FOLLOWS:

A.
AS REGARDS ANY “NAMED STORM,” ALL INDIVIDUAL LOSSES SUSTAINED BY THE COMPANY ARISING OUT OF AND DIRECTLY OCCASIONED BY SUCH “NAMED STORM,” WITHOUT REGARD TO THE LIMITATIONS OF DURATION AND EXTENT SET FORTH ABOVE. “NAMED STORM” MEANS ANY STORM OR STORM SYSTEM DECLARED BY THE US NATIONAL HURRICANE CENTER, US CENTRAL PACIFIC HURRICANE CENTER, US WEATHER PREDICTION CENTER, OR THEIR SUCCESSOR ORGANIZATIONS, ALL BEING DIVISIONS OF THE US NATIONAL WEATHER SERVICE TO BE A TROPICAL STORM OR HURRICANE, AND ANY SUCCESSORS THEREOF. A STORM OR STORM SYSTEM THAT MERGES WITH A “NAMED STORM” SHALL BE CONSIDERED PART OF THAT “NAMED STORM.” A “NAMED STORM” SHALL BE DEEMED TO BEGIN AT THE EFFECTIVE TIME AND DATE OF THE FIRST WATCH, WARNING OR OTHER OFFICIAL ADVISORY APPLICABLE TO SUCH TROPICAL STORM OR HURRICANE ISSUED BY THE ABOVE REFERENCED GOVERNMENTAL METEOROLOGICAL AGENCIES. A “NAMED STORM” SHALL BE DEEMED TO END 72 HOURS AFTER THE CANCELLATION OF THE LAST WATCH, WARNING OR OTHER OFFICIAL ADVISORY APPLICABLE TO SUCH TROPICAL STORM, HURRICANE OR SUCCESSOR, ISSUED BY THE ABOVE REFERENCED GOVERNMENTAL METEOROLOGICAL AGENCIES IRRESPECTIVE OF THE DURATION OF THE TIMING OR SPACING BETWEEN SUCH WATCHES, WARNINGS OR OTHER OFFICIAL ADVISORIES. IF TWO OR MORE STORMS ARE ASSIGNED DIFFERENT NAMES BY THE ABOVE REFERENCED GOVERNMENTAL METEOROLOGICAL AGENCIES, EACH OF THOSE STORMS SHALL CONSTITUTE A SEPARATE EVENT FOR PURPOSES OF THIS DEFINITION.
B.
AS REGARDS WINDSTORM, HAIL, TORNADO, CYCLONE, INCLUDING ENSUING COLLAPSE AND WATER DAMAGE OTHER THAN “NAMED STORM,” ALL INDIVIDUAL LOSSES SUSTAINED BY THE COMPANY

OCCURRING DURING ANY PERIOD OF 96 CONSECUTIVE HOURS ARISING OUT OF AND DIRECTLY OCCASIONED BY THE SAME EVENT.

C. AS REGARDS RIOT, RIOT ATTENDING A STRIKE, CIVIL COMMOTION, VANDALISM AND MALICIOUS MISCHIEF, ALL INDIVIDUAL LOSSES SUSTAINED BY THE COMPANY OCCURRING DURING ANY PERIOD OF 96 CONSECUTIVE HOURS ARISING OUT OF AND DIRECTLY OCCASIONED BY THE SAME EVENT. THE MAXIMUM DURATION OF 96 CONSECUTIVE HOURS MAY BE EXTENDED IN RESPECT OF INDIVIDUAL LOSSES THAT OCCUR BEYOND SUCH 96 CONSECUTIVE HOURS DURING THE CONTINUED OCCUPATION OF AN ASSURED’S PREMISES BY STRIKERS, PROVIDED SUCH OCCUPATION COMMENCED DURING THE AFORESAID PERIOD.

D. AS REGARDS EARTHQUAKE AND FIRE FOLLOWING DIRECTLY OCCASIONED BY THE EARTHQUAKE, THOSE EARTHQUAKE LOSSES AND INDIVIDUAL FIRE LOSSES THAT COMMENCE DURING THE PERIOD OF 168 CONSECUTIVE HOURS MAY BE INCLUDED IN THE COMPANY’S “LOSS OCCURRENCE”.

E. AS REGARDS ANY RELATED WEATHER CONDITIONS INVOLVING SNOW, SLEET, FREEZING RAIN, FREEZE, ICE, WINTER WEATHER, AND WIND LOSSES RELATED TO SUCH CONDITIONS, ALL INDIVIDUAL LOSSES SUSTAINED BY THE COMPANY, THAT OCCUR DURING ANY PERIOD OF 168 CONSECUTIVE HOURS ARISING OUT OF AND DIRECTLY OCCASIONED BY THE SAME EVENT.

F. AS REGARDS FIRESTORMS, BRUSH FIRES AND OTHER FIRES OR SERIES OF FIRES, IRRESPECTIVE OF ORIGIN (EXCEPT FOR FIRES COVERED IN SUBPARAGRAPHS (C) AND (D) ABOVE) WHICH SPREAD THROUGH TREES, GRASSLAND OR OTHER VEGETATION, ALL INDIVIDUAL LOSSES SUSTAINED BY THE COMPANY OCCURRING DURING ANY PERIOD OF

168 CONSECUTIVE HOURS WITHIN A 150-MILE RADIUS OF ANY FIXED POINT SELECTED BY THE COMPANY MAY BE INCLUDED IN THE COMPANY’S “LOSS OCCURRENCE.” HOWEVER, AN INDIVIDUAL LOSS SUBJECT TO THIS SUBPARAGRAPH CANNOT BE INCLUDED IN MORE THAN ONE “LOSS OCCURRENCE”.

2. EXCEPT AS PROVIDED IN SUBPARAGRAPH (1)(A) ABOVE:

A. THE COMPANY MAY CHOOSE THE DATE AND TIME WHEN ANY SUCH PERIOD OF CONSECUTIVE HOURS COMMENCES PROVIDED THAT IT IS NOT EARLIER THAN THE DATE AND TIME OF THE OCCURRENCE OF THE FIRST RECORDED INDIVIDUAL LOSS SUSTAINED BY THE COMPANY ARISING OUT OF THAT DISASTER, ACCIDENT OR LOSS.

B. ONLY ONE PERIOD OF CONSECUTIVE HOURS SHALL APPLY WITH RESPECT TO ONE EVENT, EXCEPT THAT, AS RESPECTS THOSE “LOSS OCCURRENCES” REFERRED TO IN SUBPARAGRAPH (1)(C) ABOVE, IF THE DISASTER, ACCIDENT OR LOSS OCCASIONED BY THE EVENT IS OF GREATER DURATION THAN 96 CONSECUTIVE HOURS, THEN THE COMPANY MAY DIVIDE THAT DISASTER, ACCIDENT OR LOSS INTO TWO OR MORE “LOSS OCCURRENCES” PROVIDED NO TWO PERIODS OVERLAP AND NO INDIVIDUAL LOSS IS INCLUDED IN MORE THAN ONE SUCH PERIOD AND PROVIDED THAT NO PERIOD COMMENCES EARLIER THAN THE DATE AND TIME OF THE OCCURRENCE OF THE FIRST RECORDED INDIVIDUAL LOSS SUSTAINED BY THE COMPANY ARISING OUT OF THAT DISASTER, ACCIDENT OR LOSS.

3. LOSSES ARISING FROM A COMBINATION OF TWO OR MORE PERILS AS A RESULT OF THE SAME EVENT SHALL BE CONSIDERED AS HAVING ARISEN FROM ONE “LOSS OCCURRENCE.” FURTHERMORE, ALL LOSSES ARISING FROM AN EVENT INVOLVING A COMBINATION OF LOSSES DESCRIBED IN SUBPARAGRAPHS (1)(A) AND (1)(B) MAY BE CONSIDERED AS HAVING ARISEN FROM ONE “LOSS OCCURRENCE.” NOTWITHSTANDING THE FOREGOING, THE HOURLY LIMITATIONS AS STATED ABOVE SHALL NOT BE EXCEEDED AS RESPECTS THE APPLICABLE PERILS, AND, EXCEPT AS RESPECTS THOSE “LOSS OCCURRENCES” INVOLVING A “NAMED STORM” REFERRED TO IN SUBPARAGRAPH (1)(A) ABOVE, NO SINGLE “LOSS OCCURRENCE” SHALL ENCOMPASS A TIME PERIOD GREATER THAN 168 CONSECUTIVE HOURS.

ARTICLE 14

ACCESS TO RECORDS

The Reinsurer or its designated representatives shall have access to the books and records of the Reinsured on matters relating to this reinsurance at all reasonable times, and at the location where such books and records are maintained in the ordinary course of business, for the purpose of obtaining and making copies of information concerning this Contract or the subject matter thereof. Notification of a request for inspection of records shall be sent to the Reinsured by the Reinsurer in written form. The Reinsurer’s right of audit and inspection shall continue as long as either party has a claim against the other arising out of this Contract.

ARTICLE 15

ARBITRATION

1. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising with respect to this Contract, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Reinsured, the other by the Reinsurer, and an Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies or Underwriters at Lloyd’s. In the event that either party should fail to choose an Arbiter within 30 days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 days following their appointment, the two Arbiters shall request the American Arbitration Association to appoint the Umpire. If the American Arbitration Association fails to appoint the Umpire within 30 days after it has been requested to do so, either party may request a justice of a court of general jurisdiction of the state in which the arbitration is to be held to appoint the Umpire.

2.
Each party shall present its case to the Arbiters within 30 days following the date of appointment of the Umpire. The Arbiters shall consider this Contract as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

3.
If more than one reinsurer is involved in the same dispute, all such reinsurers shall, at the option of the Reinsured, constitute and act as one party for purposes of this Article and communications shall be made by the Reinsured to each of the reinsurers constituting one party, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the reinsurers participating under the terms of this Contract from several to joint.
4.
Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties.
5.
Any arbitration proceedings shall take place at a location mutually agreed upon by the parties to this Contract. Notwithstanding the location of the arbitration, all proceedings pursuant hereto shall be governed by the law of the State of Florida.

ARTICLE 16

CONFIDENTIALITY

1. The Reinsurer hereby acknowledges that the terms and conditions of this Contract, any materials provided in the course of audit or inspection and any documents, information and data provided to it by the Reinsured, whether directly or through an authorized agent, in connection with the placement and execution of this Contract (hereinafter referred to as "Confidential Information") are proprietary and confidential to the Reinsured. Confidential Information shall not include documents, information or data that the Reinsurer can show:

a. Are publicly available or have become publicly available through no unauthorized act of the Reinsurer;

b.
Have been rightfully received from a third person without obligation of confidentiality; or
c.
Were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality.

2. Absent the written consent of the Reinsured, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies (except to the extent necessary to enable affiliated companies or third parties engaged by the Reinsurer to perform services related to this Contract on behalf of the Reinsurer), except:

a.
When required by retrocessionaires subject to the business ceded to this Contract;

b.
When required by regulators performing an audit of the Reinsurer’s records and/or financial condition;
c.
When required by external auditors performing an audit of the Reinsurer's records in the normal course of business;
d.
When required by attorneys in connection with an actual or potential dispute hereunder; or
e.
When required for the Reinsurer's internal operations directly related to carrying out the terms and conditions of this Contract.

Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract.

3. With regard to any personally identifiable information of the insured under the Reinsured's Policy to which the Reinsurer or its representatives may have access, the Reinsurer shall agree to be bound by the insurance privacy laws of the state in which the Policy is issued and any applicable U.S. federal law and shall keep such information secure in accordance with U.S. insurance industry standards or that of the Reinsurer's country of domicile, whichever standards are higher.

4. Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Reinsured with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Reinsured in maintaining the confidentiality provided for in this Article.

5. The provisions of this Article shall extend to the officers, directors, shareholders and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns.

ARTICLE 17

CURRENCY

1.
Whenever the word "Dollars" or the "$" sign appears in this Contract, they shall be construed to mean United States Dollars and all transactions under this Contract shall be in United States Dollars.
2.
Amounts paid or received by the Reinsured in any other currency shall be converted to United States Dollars at the rate of exchange at the date such transaction is entered on the books of the Reinsured.

ARTICLE 18

ENTIRE AGREEMENT

This Contract and any related trust agreement, Letter of Credit and/or special acceptance, shall constitute the entire agreement between the parties hereto with respect to the business being reinsured hereunder, and there are no understandings between the parties hereto other than as expressed in this Contract. Any change or modification to this Contract shall be null and void unless made by written amendment to this Contract and signed by a duly authorized officer of each of the parties hereto.

ARTICLE 19

ERROR AND OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Contract or any transaction hereunder shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such error or omission is rectified as soon as possible after discovery.

ARTICLE 20

FEDERAL EXCISE TAX

1.
The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.
2.
In the event of any return of premium becoming due hereunder, the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Reinsured or its agent should take steps to recover the tax from the United States Government.

ARTICLE 21

GOVERNING LAW

This Contract shall be governed by and construed in accordance with the laws of the State of Florida.

ARTICLE 22

INSOLVENCY

1.
If more than one reinsured company is included within the definition of “Reinsured” hereunder, this Article shall apply individually to each such company.
2.
In the event of the insolvency of one or more of the Reinsured’s companies, this reinsurance shall be payable directly to the Reinsured or to its liquidator, receiver, conservator or statutory successor, with reasonable provision for verification, on the basis of the liability of the Reinsured or on the basis of claims files and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Reinsured or because the liquidator, receiver, conservator or statutory successor of the Reinsured has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Reinsured shall give written notice to the Reinsurer of the pendency of a claim against the Reinsured indicating the policy or bond reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Reinsured or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Reinsured as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Reinsured solely as a result of the defense undertaken by the Reinsurer.
3.
Where two or more Reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Contract as though such expense had been incurred by the Reinsured.
4.
It is further understood and agreed that, in the event of the insolvency of one or more of the Reinsured’s companies, the reinsurance under this Contract shall be payable directly by the Reinsurer to the Reinsured or to its liquidator, receiver or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (1) where this Contract specifically provides another payee or other party as more specifically limited by any statute or regulation applicable hereto, of such reinsurance in the event of the insolvency of the Reinsured or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Reinsured as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Reinsured to such payees. However, the exceptions provided in (1) and (2) above shall apply only to the extent that applicable statutes or regulations specifically permit such exceptions.

ARTICLE 23

LATE PAYMENTS

1.
The provisions of this Article shall not be implemented unless specifically invoked, in writing, by one of the parties to this Contract.
2.
In the event any premium, loss or other payment due either party is not received by the payment due date, the party to whom payment is due may require the debtor party to pay, and the debtor party agrees to pay, an interest penalty on the amount past due calculated for each such payment on the last business day of each month as follows:
a.
The number of full days which have expired since the due date or the last monthly calculation, whichever the lesser; times
b.
0.016%; times
c.
The amount past due, including accrued interest.

It is agreed that interest shall accumulate until payment of the original amount due plus interest penalties have been received by the party to whom payment is due.

3. If the interest rate provided under this Article exceeds the maximum interest rate allowed by any applicable law or is held unenforceable by an arbitrator or a court of competent jurisdiction, such interest rate shall be modified to the highest rate permitted by the applicable law, and all remaining provisions of this Article and Contract shall remain in full force and effect without being impaired or invalidated in any way.

4. The establishment of the due date shall, for purposes of this Article, be determined as follows:

a.
As respects the payment of routine deposits and premiums due the Reinsurer, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days after the date of transmittal of the initial billing for each such payment.

b.
Any claim or loss payment due the Reinsured hereunder shall be deemed due 30 days after the proof of loss or demand for payment is transmitted to the Reinsurer. If such loss or claim payment is not received within the 30 days, interest will accrue on the payment amount overdue in accordance with paragraphs (2) and (3) above, from the date the proof of loss or demand for payment was transmitted to the Reinsurer.
c.
As respects any payment, adjustment or return due either party not otherwise provided for in subparagraphs (a) and (b) of this paragraph, the due date shall be as provided for in the applicable section of this Contract. In the event a due date is not specifically stated for a given payment, it shall be deemed due 30 days following transmittal of written notification that the provisions of this Article have been invoked.

5. Nothing herein shall be construed as limiting or prohibiting a Reinsurer from contesting the validity of any claim, or from participating in the defense of any claim or suit, or prohibiting either party from contesting the validity of any payment or from initiating any arbitration or other proceeding in accordance with the provisions of this Contract. If the debtor party prevails in an arbitration or other proceeding, then any interest penalties due hereunder on the amount in dispute shall be null and void. If the debtor party loses in such proceeding, then the interest penalty on the amount determined to be due hereunder shall be calculated in accordance with the provisions set forth above unless otherwise determined by such proceedings. If a debtor party advances payment of any amount it is contesting, and proves to be correct in its contestation, either in whole or in part, the other party shall reimburse the debtor party for any such excess payment made plus interest on the excess amount calculated in accordance with this Article.

5.
Interest penalties arising out of the application of this Article that are $1,000 or less from any party shall be waived unless there is a pattern of late payments consisting of three or more items over the course of any 12-month period.

ARTICLE 24

LIABILITY OF THE REINSURER

1.
The liability of the Reinsurer shall follow that of the Reinsured in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers, interpretations and modifications of the Reinsured’s Policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract.

2.
Nothing herein shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third party or any persons not parties to this Contract.

ARTICLE 25

LOSS NOTICES AND SETTLEMENTS

1.
Whenever losses sustained by the Reinsured appear likely to result in a claim hereunder, the Reinsured shall notify the Reinsurer, and the Reinsurer shall have the right to participate in the adjustment of such losses at its own expense.
2.
All loss settlements made by the Reinsured, provided they are within the terms of this Contract, shall be binding upon the Reinsurer, and the Reinsurer agrees to pay all amounts for which it may be liable upon receipt of reasonable evidence of the amount paid (or scheduled to be paid within 14 days) by the Reinsured.

ARTICLE 26

NO ASSIGNMENT

Neither party shall assign its rights or obligations hereunder to any other entity, whether or not an affiliate, without the express written consent of the other party, and any purported assignment in violation of this provision shall be deemed to not have occurred for the purposes of this Contract.

ARTICLE 27

NON-WAIVER

The failure of the Reinsured or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights or remedies contained herein nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such rights or remedies with respect to similar situations in the future.

ARTICLE 28

NOTICES AND AGREEMENT EXECUTION

1.
Whenever a notice, statement, report or any other written communication is required by this Contract, unless otherwise specified, such notice, statement, report or other written communication may be transmitted by certified or registered mail, nationally or internationally recognized express delivery service, personal delivery, electronic mail, or facsimile. With the exception of notices of termination, first class mail is also acceptable.

2.
The use of any of the following shall constitute a valid execution of this Contract or any amendments thereto:
a.
Paper documents with an original ink signature;
b.
Facsimile or electronic copies of paper documents showing an original ink signature; and/or
c.
Electronic records with an electronic signature made via an electronic agent. For the purposes of this Contract, the terms “electronic record”, “electronic signature” and “electronic agent” shall have the meanings set forth in the Electronic Signatures in Global and National Commerce Act of 2000 or any amendments thereto.

3. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

ARTICLE 29

OFFSET

The Reinsured or the Reinsurer may offset any balance, whether on account of premium, return of unearned premium, commission, claims or losses, Adjustment Expense, salvage, or otherwise, due from one party to the other under this Agreement or under any other agreement heretofore or hereafter entered into between the Reinsured and the Reinsurer. If the Reinsured (including all affiliates, whether or not covered by this Agreement) is comprised of more than one entity, all such entities will be considered the Reinsured for purposes of offset. In the event of any form of regulatory supervision or receivership of either the Reinsured or the Reinsurer, offset shall be permitted in accordance with the terms of this Article and as otherwise permitted by applicable law.

ARTICLE 30

OTHER REINSURANCE

Except for coverage from the Florida Hurricane Catastrophe Fund (FHCF), the Reinsured shall be permitted to carry other reinsurance, recoveries under which shall inure solely to the benefit of the Reinsured and be entirely disregarded in applying all of the provisions of this Contract. Any and all coverage purchased by the Reinsured from the FHCF (or any successor thereto) shall inure to the benefit of this reinsurance, whether or not collectible, and recoveries under the FHCF shall be deemed in place when calculating Ultimate Net Loss under this reinsurance.

ARTICLE 31

SALVAGE AND SUBROGATION

The Reinsurer shall be credited with salvage (i.e., reimbursement obtained or recovery made by the Reinsured, less the actual cost, excluding salaries of officials and employees of the Reinsured and sums paid to attorneys as retainer, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder. Salvage thereon shall always be used to reimburse the excess carriers in the reverse order of their priority according to their participation before being used in any way to reimburse the Reinsured for its primary loss. The Reinsured hereby agrees to enforce its rights to salvage or subrogation relating to any loss, a part of which loss was sustained by the Reinsurer, and to prosecute all claims arising out of such rights if, in the Reinsured’s opinion, it is economically reasonable to do so.

ARTICLE 32

SERVICE OF SUIT

(Applicable if the Reinsurer is not domiciled in the United States of America, and/or is not authorized in any State, Territory or District of the United States where authorization is required by insurance regulatory authorities.)

1.
This Article will not be read to conflict with or override the obligations of the parties to arbitrate their disputes as provided for in the Arbitration Article. This Article is intended as an aid to compelling arbitration or enforcing such arbitration or arbitral award, not as an alternative to the Arbitration Article for resolving disputes arising out of this Contract.
2.
In the event the Reinsurer fails to pay any amount claimed to be due hereunder or fails to otherwise perform its obligations hereunder, the Reinsurer, at the request of the Reinsured, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. The Reinsurer, once the appropriate court is accepted by the Reinsurer or is determined by removal, transfer or otherwise, as provided for above, will comply with all requirements necessary to give said court jurisdiction and, in any suit instituted against any of the Reinsurers upon this Contract, will abide by the final decision of such court or of any Appellate Court in the event of an appeal.
3.
Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereby designates the Office of the General Counsel, Berkshire Hathaway Insurance Group, 100 First Stamford Place, Suite 200, Stamford CT 06902, upon whom service of process may be served by any lawful process in any action, suit or proceeding instituted by or on behalf of the Reinsured or any beneficiary hereunder arising out of this Contract.

ARTICLE 33

SEVERABILITY

If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract or the enforceability of such provision in any other jurisdiction.

ARTICLE 34

TAXES

In consideration of the terms under which this Contract is issued, the Reinsured will not claim a deduction in respect of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America of the District of Columbia.

ARTICLE 35

THIRD PARTY RIGHTS

This Contract is solely between the Reinsured and the Reinsurer, and in no instance shall any other party have any rights under this Contract except as expressly provided otherwise in the Insolvency Article.

ARTICLE 36

COMMUNICATIONS

All communication (including but not limited to notices, reports and statements) relating to this Contract and all payments (including but not limited to premium, return premium, commissions, taxes, losses, Loss Adjustment Expense, salvages and loss settlements) under this Contract shall be made directly between the Reinsured and the Reinsurer.

NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE – REINSURANCE U.S.A.

1. This Reinsurance does not cover any loss or liability accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks.

2. Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reinsured, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to:

I.
Nuclear reactor power plants including all auxiliary property on the site, or
II.
Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or

III.
Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or
IV.
Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission.

3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate

(a)
where Reinsured does not have knowledge of such nuclear reactor power plant or nuclear installation, or
(b)
where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However, on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof.

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4.
Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reinsured, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against.
5.
It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reinsured to be the primary hazard.
6.
The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof.
7.
Reinsured to be sole judge of what constitutes:
(a)
substantial quantities, and

(b)
the extent of installation, plant or site.

Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that

(a)
all Policies issued by the Reinsured on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.
(b)
with respect to any risk located in Canada Policies issued by the Reinsured on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply.

ARP-HCI-02-CAT-WRK-22 ARP 35B DOC: June 10, 2022

SANCTION LIMITATION AND EXCLUSION CLAUSE

No reinsurer shall be deemed to provide cover and no reinsurer shall be liable to pay any claim or provide any benefit hereunder to the extent that the provision of such cover, payment of such claim or provision of such benefit would expose that reinsurer to any sanction, prohibition or restriction under United Nations resolutions or the trade or economic sanctions, laws or regulation of the European Union, United Kingdom or United States of America.

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Signed in _____________________, on this ____ day of _____________, 2022

NATIONAL LIABILITY AND FIRE INSURANCE COMPANY

By: ____________________________________________

TITLE: ___________________________________________

Signed in _____________________, on this ____ day of _____________, 2022

HOMEOWNERS CHOICE PROPERTY & CASUALTY INSURANCE COMPANY, INC.

TAMPA, FLORIDA

By: ____________________________________________

TITLE: ___________________________________________

ARP-HCI-02-CAT-WRK-22 ARP 950

DOC: June 10, 2022